                                                                     EXHIBIT 4.5

             SERIES C PREFERRED STOCK PURCHASE AGREEMENT dated as of December 29, 1997, among GENOMIC SOLUTIONS INC., a Delaware corporation (the "Corporation"), and each of the investors identified on Schedule I, (each, an "Investor", and, collectively, the "Investors").

         The Corporation desires to sell to the Investors and the Investors desire to purchase from the Corporation an aggregate of up to 4,070,339 shares of the Corporation's Series C Convertible Preferred Stock, $.001 par value (the "Series C Preferred Stock"), with the voting powers, designations, preferences, limitations, and relative participating, optional or other rights set forth in the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") attached as EXHIBIT A, on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                       ISSUANCE AND SALE OF THE PREFERRED
                                     SHARES

1.1      AUTHORIZATION OF ISSUANCE OF PREFERRED STOCK; RESERVATION OF COMMON
         STOCK.

                       (a) (a) Subject to the terms and conditions hereof, the Corporation has authorized the issuance of an aggregate of up to 4,070,339 shares of Series C Preferred Stock (the "Securities") at a per share price of $1.75.

                       (b) (b) The Corporation shall reserve 4,070,339 shares of Common Stock, $.001 par value ("Common Stock"), for issuance upon conversion of the Securities.

1.2      SALE OF SECURITIES.

         Simultaneously with the execution and delivery of this Agreement, the Corporation is issuing and selling that number of Securities to the Investors, as set forth on Schedule I attached hereto at a per share price of $1.75; provided however, that in the case of Chase Venture Capital Associates, L.P., 3,015,375 shares of Series C Preferred Stock shall be issued and sold on the date hereof and 356,053 shares of Series C Preferred Stock shall be issued and sold on January 6, 1998.

                                   ARTICLE II

                          DELIVERY; ADDITIONAL CLOSINGS


2.1      Delivery.

         Except as set forth in Section 1.2 hereof, concurrent with execution and delivery of this Agreement by an Investor hereunder, the Corporation is delivering to such Investor a certificate representing the Securities registered in such Investor's name equal to the number of Securities set forth opposite the name of such Investor on Schedule I attached hereto, against payment of the purchase price for such Securities by (at the option of the Corporation) either cashier's check payable in immediately available funds to the order of the Corporation or by a wire transfer of funds to the order of the Corporation.

2.2      ADDITIONAL CLOSINGS.

         Subject to Section 1.2 hereof, the Corporation may sell up to the balance of the authorized shares of Series C Preferred Stock not sold on the date hereof, as it shall elect, at a price not less than $1.75 per share. Upon execution of a signature page counterpart and without need for an amendment hereto except to add such investor's name to Schedule I attached hereto, any such investor shall become a party to this Agreement, shall be deemed an "Investor" for purposes of this Agreement and shall have the rights and obligations of an Investor hereunder. At each additional closing hereunder, at the request of the Investor, the Corporation shall deliver to the Investor acquiring Securities at such closing an officer's certificate certifying to such Investor that there has been no material adverse change in the business, operations or conditions of the Corporation since the date hereof.

                                   ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         Except as otherwise expressly indicated in the Schedules attached hereto, the Corporation hereby represents and warrants to the Investors as follows:

3.1      ORGANIZATION AND STANDING; CHARTER AND BY-LAWS.

         The Corporation is a corporation duly organized, validly exiting and in good standing under the laws of the State of Delaware, and the Corporation is authorized to exercise all of its corporate powers, rights and privileges. The Corporation has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated. True and accurate copies of the Certificate of Incorporation and the By-laws of the Corporation, each as in effect on the date hereof, have been delivered to the Investors.

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3.2      CAPITALIZATION.

         The authorized capital stock of the Corporation on the date hereof consists of 40,000,000 shares of Common Stock, par value $.001 per share ("Common Stock") and 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). On the date hereof, 625,448 shares of Common Stock will be outstanding. Of the authorized Preferred Stock, 4,070,339 shares have been designated Series C Preferred Stock, 1,680,880 shares have been designated Series B Preferred Stock and 50,000 have been designated Series M Preferred Stock. On the date hereof, giving effect to the issuance of the Securities hereunder, 4,070,339 shares of Series C Preferred Stock are outstanding, 1,680,880 shares of Series B Preferred stock are outstanding and 50,000 shares of Series M Preferred Stock are outstanding. The Securities have the rights, preferences and privileges set forth in the Certificate of Incorporation. The Corporation has reserved 4,070,339 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock, 5,093,576 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, and 270,027 shares of Common Stock for issuance upon conversion of the Series M Preferred Stock and 1,590,000 shares of Common Stock for issuance to employees, consultants and directors under its 1994 Omnibus Equity Incentive Plan (the "Stock Plan"). On the date of the closing, options to acquire an aggregate of 1,582,100 shares of Genomic Solutions Inc. Common Stock are outstanding. The Stock Plan was adopted by the Board of Directors and shareholders of the Corporation in July 1994 and amended in April 1997. In addition, the Corporation has committed to issue shares of Common Stock to shareholders of PBA Technology Ltd. ("PBA") in the event the Corporation consummates the acquisition of PBA (the "PBA Acquisition"). Additionally, the Corporation expects to grant options to acquire Common Stock to executive officers and directors of the Company and employees of PBA after consummation of the PBA Acquisition. Except as set forth herein, there are no outstanding rights, options, warrants, preemptive rights, conversion rights or agreements for the purchase, acquisition or receipt from the Corporation of any shares of capital stock or any other securities of the Corporation. The Corporation is not a party to any existing agreement with any person or entity which requires the Corporation to purchase from such person or entity any of its capital stock, any securities convertible into or exchangeable or exercisable for any of its capital stock, or any right, options or warrants for its capital stock. All outstanding securities of the Corporation, including the Securities, have been issued in accordance with all applicable state and Federal securities laws.

3.3      CORPORATE POWER: AUTHORIZATION.

         The Corporation has all requisite legal and corporate power to enter into this Agreement, to issue and sell the Securities as provided hereunder, and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of the Corporation and its officers, directors and shareholders that is necessary for the authorization, execution and delivery of this Agreement by the Corporation, for the performance of the Corporation's obligations hereunder and for the issuance and delivery of the Securities has been taken; and this Agreement constitutes a legal and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms subject to: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights. The Corporation is not in violation of any term of its Certificate of Incorporation or By-laws, or in violation of any term of any judgment, decree, order, statute, rule or government regulation applicable to the Corporation or to which the Corporation is a party. The Corporation is not in violation of any term of any agreement or instrument applicable to the Corporation or to which the Corporation is a party where such violation is likely to be materially adverse to the Corporation's financial condition, business or operations.

3.4      VALIDITY OF SECURITIES.

         The Securities, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any liens, encumbrances or restrictions of any kind; provided, however, that the Securities may be subject to restrictions on transfer under state and federal securities laws and the Shareholders Agreement dated as of December 24, 1997 (the "Shareholders Agreement"), among the Corporation and the Shareholders (as defined therein). The Common Stock issuable upon conversion of the Securities has been duly and validly reserved and, upon issuance in accordance with the terms of the Certificate of Incorporation, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any liens, encumbrances or restrictions of any kind; provided, however, that the Common Stock may be subject to restrictions on transfer under state and federal securities laws.

3.5      CONSENTS AND WAIVERS.

         The Corporation has obtained any and all consents, permits and waivers and made all filings necessary or appropriate for consummation of the transactions contemplated by this Agreement.

3.6      LITIGATION.

         There is no action, suit or proceeding pending or, to the knowledge of the Corporation, threatened against the Corporation or related to the business conducted by the Corporation. The Corporation is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Corporation currently pending or which the Corporation intends to initiate.

3.7      SHAREHOLDER LISTS AND AGREEMENTS.

         Set forth on Schedule 3.7 is a true and complete list of all shareholders of the Corporation and persons holding options or warrants to acquire shares of the Corporation, showing the number of shares of capital stock held, or acquirable upon exercise of the option or warrant, by each such person in each case as of the date of this Agreement.

3.8      SUBSIDIARIES.

         Except as set forth on Schedule 3.8, the Corporation has no subsidiaries and does not own, directly or indirectly, any interest in any corporation, association or business entity.

3.9      FINANCIAL STATEMENTS.

                   (a) (c) Schedule 3.9 attached hereto contains true, correct and complete copies of:

                        (i) the balance sheet of the Corporation, as of July 31, 1997, and the related statements of operations, shareholders' deficit and cash flows of the Corporation for the period covered thereby, including the footnotes thereto (all of foregoing being hereinafter collectively called the "Annual Financial Statements"); and

                        (ii) the interim balance sheet of the Company (the "Interim Balance Sheet") as of November 30, 1997 (the "Interim Balance Sheet Date"), and the interim statements of operations and cash flows of the Corporation for the four month period then ended, including any footnotes thereto (all of the foregoing, including the Interim Balance Sheet, being hereinafter collectively referred to as the "Interim Financial Statements" and together with the Annual Financial Statements collectively, the "Financial Statements").

                   (b) The Financial Statements taken as a whole (A) fairly present in all material respects (subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate) the financial position of the Corporation as of the dates indicated and the results of operations of the Corporation for the periods indicated, (B) (x) have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied throughout the periods covered thereby (subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate) or (y) to the extent not prepared in accordance with GAAP, then footnotes to the Financial Statements will be provided describing in reasonable detail the differences, if any, between the generally accepted accounting principles pursuant to which such Financial Statements were in fact prepared and GAAP and (C) are in accordance with the books and records of the Corporation which have been maintained in a manner consistent with historical practice. All reserves established and set forth in the Interim Balance Sheet are reasonable and adequate.

3.10     ABSENCE OF UNDISCLOSED LIABILITIES.

         The Corporation has no liabilities or obligations of any nature, whether matured or unmatured, known or unknown, or fixed or contingent, except
(a) to the extent expressly reflected or reserved against on the Interim Balance Sheet or expressly disclosed in the notes thereto and (b) liabilities and obligations arising since the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than any such liability or obligation arising from breach of contract, breach of warranty, tort, infringement, or violation of any Legal Requirement).

3.11     ABSENCE OF CERTAIN DEVELOPMENTS.

         Except as reflected in the Financial Statements, in the Business Plan or in Schedule 3.11, since the Interim Balance Sheet Date, there has been (i) no material adverse change in the condition (financial or otherwise) of the Corporation or in the assets, liabilities, or properties of the Corporation,
(ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Corporation, (iii) no waiver of any valuable right of the Corporation or cancellation of any debt or claim held by the Corporation, (iv) no loan by the Corporation to any officer, director, employee or shareholder of the Corporation, or any agreement or commitment therefor, (v) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Corporation, (vi) no material loss, destruction or damage to any property of the Corporation, whether or not insured, (vii) no labor disputes involving the Corporation and no material change in the personnel of the Corporation or the terms and conditions of their employment, and (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Corporation otherwise than for fair value in the ordinary course of business.

3.12     TITLE TO ASSETS.

         The Corporation has good and marketable title to all of the assets, reflected as being owned by the Corporation on the Interim Balance Sheet or acquired subsequent thereto (except for inventory sold or otherwise disposed of in the ordinary course of business for fair value and accounts and notes receivable paid in full since the date of the Interim Balance Sheet), free and clear of all Encumbrances, except for those Encumbrances set forth on Schedule
3.12 and Permitted Liens. Such assets are in good operating condition and repair (normal wear and tear excepted), are adequate and suitable for the uses for which they are used in the Corporation' business, are not subject to any condition which interferes with the economic value or use thereof, and constitute all assets necessary to permit the Corporation to carry on its business after the consummation of the transactions contemplated by this Agreement as generally conducted by the Corporation prior thereto. The term "Permitted Liens" means (i) liens arising by operation of law in the ordinary course of business that, individually and in the aggregate, do not in any material respect interfere with the use of any of the assets subject thereto,
(ii) minor imperfections of title which do not materially detract from the value of the property affected or materially impair the operations of either Corporation, and
(iii) liens for taxes not yet due and payable; and (iv) landlords liens, if any, relating to leases.

3.13     REAL PROPERTY

         The Corporation does not own directly or indirectly any real property.

3.14     TAX MATTERS.

         The Corporation has filed all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be flied by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due or for which adequate provision has been made in the pertinent Financial Statements. The provision for taxes on the Interim Balance Sheet is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of the Corporation whether or not assessed or disputed. All taxes and other assessments and levies which the Corporation is required to withhold or collect have been withheld and collected and have been paid over when due to the proper governmental authorities. With regard to the income tax returns of the Corporation, the Corporation has not received notice of any audit or of any proposed deficiencies from any taxing authority and no controversy with respect to taxes of any type is pending or, to the knowledge of the Corporation, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Corporation for any year. The Corporation does not conduct any foreign or international operations that would ordinarily subject it to taxation in any jurisdiction outside of the United States.

3.15     CONTRACTS AND COMMITMENTS.

         Except as set forth in Schedule 3.15, the Corporation (i) is not a party to any contract, obligation or commitment which involves a potential commitment in excess of $ 100,000 or which is otherwise material and not entered into in the ordinary course of business, and (ii) does not have any employment contracts; stock redemption or purchase agreements; financing agreements; licenses; distributor or sales representative agreements; agreements with officers, directors, employees or shareholders of the Corporation or persons or organizations related to or affiliated with any such persons; leases; agreements relating to product development; or pension, profit-sharing, retirement or stock option plans. Each agreement or understanding set forth on Schedule 3.15 is in full force and effect and constitutes a valid and binding obligation of the Corporation and to the best knowledge of the Corporation, the other party thereto. The Corporation has in all material respects performed the obligations required to be performed by them except for obligations not yet due to be performed and are not in default or have received notices that they are in default in any material respect under any such agreement or understanding. There exists no known event or condition which, after notice or lapse of time, or both, would constitute such a default. There are no material defaults by any other party to any such agreement or understanding as to which any notice of default has been given. The Corporation has made available to the Investors correct and complete copies of all documents set forth on such Schedule.

3.16     PROPRIETARY RIGHTS;  EMPLOYEE RESTRICTION.

         The Corporation has disclosed on Schedule 3.16, all copyright registrations, trademark registrations and applications for registration, patents and patent applications, trademarks, trade secrets or other proprietary rights (collectively, "Intellectual Property Rights") used or, to the best of the Corporation's knowledge, to be used in the Corporation's business as presently conducted or contemplated and all licenses, assignments and leases relating to Intellectual Property Rights of others embodied in products of the Corporation. The Corporation has exclusive ownership of or license to use, all Intellectual Property Rights identified in Schedule 3.16 and, to the best knowledge of the Corporation, it has obtained any licenses, releases or assignments to use all third parties' Intellectual Property Rights embodied in products of the Corporation. To best knowledge of the Corporation, neither the present nor contemplated business activities or products of the Corporation infringe any Intellectual Property Rights of others. The Corporation has not received any notice or other claim from any person asserting that any of the Corporation's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person. The Corporation has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, manufacturing processes, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated. The Corporation has taken all commercially reasonable steps to establish and preserve its ownership of all copyright, trade secret and other proprietary rights with respect to its products and technology, except such rights as the Corporation has reasonably determined are not material to the Corporation's continuing business operations. The Corporation is not aware of any infringement by others of its copyrights or other Intellectual Property Rights to which it has exclusive use in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. The Corporation is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Corporation. Except as set forth in Schedule 3.16, neither the Corporation nor, to the Corporation's knowledge, any of the key employees of the Corporation have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers. The activities of the Corporation's employees on behalf of the Corporation do not violate any agreements or arrangements known to the Corporation which any such employees have with former employers.

3.17     EFFECT OF TRANSACTIONS.

         The execution, delivery and performance by the Corporation of this Agreement and the documents executed and delivered in connection therewith will not conflict with or result in any default under any material contract, obligation or commitment of the Corporation, or any charter provision, by-law or corporate restriction of the Corporation or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Corporation, except pursuant to this Agreement. The Corporation's execution and delivery of this Agreement and the documents executed and delivered in connection therewith and its performance of the transactions contemplated thereby will not violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Corporation.

3.18     INSURANCE.

         The Corporation maintains valid and effective insurance policies, issued by financially sound and reputable insurers, to insure it against all risks usually insured against by persons or entities conducting businesses similar to that of the Corporation in the locality in which such businesses are conducted. The Corporation has paid all due premiums with respect to all policies of insurance currently maintained by the Corporation.

3.19     SECURITIES ACT REGISTRATION.

         Assuming that the representations and warranties of the Investor contained herein are true, the offer, sale and delivery of the Securities in the manner contemplated by this Agreement are each exempt from registration under the Securities Act and are exempt or will be exempt under applicable state securities or Blue Sky laws regulating the issuance or sale of securities upon the timely filing of notices with the appropriate states.

3.20     BUSINESS; COMPLIANCE WITH LAWS.

         The Corporation (i) is in compliance with, in all respects all Legal Requirements applicable to it and its business and (ii) has all material federal, state, local and foreign governmental licenses and permits (collectively, "Permits") used or necessary in the conduct of its business. Such Permits are in full force and effect, no violations with respect to any thereof are recorded, no legal proceeding is pending or, to the best knowledge of the Corporation, threatened to revoke or limit any thereof.

3.21     BOOKS AND RECORDS.

         The minute books of the Corporation contain complete and accurate records of all meetings and other corporate actions of its shareholders and its board of directors (the "Board of Directors") and committees thereof. The stock ledger of the Corporation is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Corporation.

3.22     EMPLOYEE BENEFIT PLANS.

         Each employee benefit plan, program, arrangement, practice or contract, whether formal or informal, maintained or contributed to by the Corporation providing current or retirement benefits or compensation to or on behalf of employees or former employees of such Persons (the "Benefits Plans"), are in compliance in all material respects with the presently applicable laws.

3.23     SMALL BUSINESS MATTERS.

         The Corporation is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder (the "SBIC Act"), including Title 13, Code of Federal Regulations, ss. 121.301. The information set forth in the Small Business Administration Forms 480, 652 and Sections A and B of Form 1031, which have been delivered on or prior to the date hereof to the Investor regarding the Corporation is accurate and complete. The Corporation does not presently engage in, and it shall not hereafter engage in, any activities, nor shall the Corporation use directly or indirectly the proceeds from the sale of the Securities for any purpose for which a Small Business Investment Corporation is prohibited from providing funds by the SBIC Act, including Title 13, Code of Federal Regulations, ss. 107.720. The Corporation acknowledges that it has been declared by the Investor that the Investor is a federal licensee under the SBIC Act.

3.24    INFORMATION SUPPLIED TO THE INVESTOR.

                (a) (e) Neither this Agreement, or the Schedules and Exhibits attached hereto, nor any written document (including the Business Plan), certificate, projection or statement furnished to the Investor by or on behalf of the Corporation pursuant to this Agreement contains any untrue statement of a material fact, and none of this Agreement, the Schedules and Exhibits attached hereto or such other written documents, projections, certificates and statements omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact relating to the business, prospects, operations, affairs or conditions of the Corporation which adversely affects or in the future may, in the reasonable business judgment of the Corporation, adversely affect the same which has not been set forth in this Agreement or in the Schedules or Exhibits attached hereto or other materials delivered pursuant to this Agreement.

                (b) The projections contained in the Business Plan are based upon assumptions believed by the Corporation to be reasonable as of the date hereof, however the Corporation gives no assurance that the actual operations of the Company will conform to such projections.

                (c) Any disclosure contained in any of the Schedules delivered hereunder, which on its face is clearly and unequivocally applicable to another Schedule to this Agreement, shall be deemed made with respect to such other Schedule.

3.25     BROKERAGE.

         No person or entity acting on behalf or under the authority of the Corporation is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the sale of the Securities.

3.26     EMPLOYEES.

         The Corporation has no collective bargaining agreement with any of its employees. There is no labor union organizing activity pending nor, to the best knowledge of the Corporation, threatened with respect to the Corporation. The Corporation is not aware that any officer or key employee intends to terminate his or her relationship with the Corporation, nor does the Corporation have any present intention of terminating the employment of any officer or key employee.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

4.1      REPRESENTATIONS AND WARRANTIES

         Each Investor hereby represents and warrants to the Corporation, severally and not jointly, and only as to itself, as follows:

                (a) All action on the part of such Investor necessary for the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby has been taken and, assuming due execution and delivery by the Corporation, this Agreement constitutes a legal, valid, binding and enforceable obligation of such Investor, subject to: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

                (b) If the Investor is an entity, trust, pension fund or IRA account (and "Entity"), the Entity represents and warrants that: (i) such Entity is an existing entity, and has not been organized or reorganized for the purpose of making this investment (or if not true, such fact shall be disclosed to the Corporation in writing along with information concerning the beneficial owners of the Entity), (ii) the undersigned has the authority to execute this Agreement and the Confidential Statement of Investor Suitability attached as Exhibit B hereto and any other documents in connection with an investment in the Securities on the Entity's behalf, and (iii) the Entity has the power, right and authority to invest in the Securities and enter into the transactions contemplated hereby, and the investment is suitable and appropriate for the Entity and its beneficiaries (given the risks and illiquid nature of the investment).

4.2     INVESTMENT.

                (a) Such Investor has been advised that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under any applicable state securities laws on the ground that no distribution or public offering of the Securities is to be effected, and that in this connection the Corporation is relying in part on the representations of such Investor set forth in this Article IV;

                (b) Such Investor has been further advised that no public market now exists for any of the securities issued by the Corporation and that a public market may never exist for the Securities;

                (c) Such Investor is purchasing the Securities for its own account and not for any other person;

                (d) By reason of its business or financial experience, such Investor has the capacity to protect its own interest in connection with the transactions contemplated hereunder, is able to bear the risks of an investment in the Corporation, and can afford a complete loss of such investment;

                (e) Such Investor is aware of the Corporation's business affairs and financial condition an has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Securities; and

                (f) Such Investor has had the opportunity to ask questions regarding the Corporation and the Corporation has provided information in response to the questions.

4.3      FEDERAL SECURITIES LAWS.

         In order to enable the Corporation to determine whether the sale of the Securities is exempt from registration under the Act, such Investor represents that it is an Accredited Investor (as defined in Schedule 4.3 hereof), has completed truthfully the appropriate items in the Confidential Statement of Investor Suitability attached as Exhibit B hereto, and is acquiring the Securities for its own account, for investment, and not with a view to, or for sale in connection with, any distribution thereof.

4.4      STATE SECURITIES LAWS.

         The address of such Investor set forth on Schedule I attached hereto is the Investor's true and correct residence or place of business.

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




                                    ARTICLE V

                          PRIOR OR SIMULTANEOUS ACTIONS

          Before or at the closing of the issuance of the Securities hereunder, the following actions have been or are being taken:

                (a) Certificate of Incorporation. The Certificate of Incorporation is being filed with and accepted by the Secretary of State of the State of Delaware.

                (b) Shareholders Agreement. Each Investor that is not currently a party to the Shareholders Agreement is executing and delivering a Joinder Agreement in a form acceptable to the Corporation pursuant to which such Investor shall agree to be bound by the terms of the Shareholders Agreement.

                (c) Merger. The merger of B.I. Systems Corporation with and into the Corporation shall have become effective.

                (d) Authorizing Actions of the Corporation. The Investors are receiving certified copies of all requisite corporate actions taken by the Corporation to authorize its adoption of the Certificate of Incorporation, its execution and delivery of the Documents, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby.

                                   ARTICLE VI

                          COVENANTS OF THE CORPORATION

6.1      OPERATING PLAN; OTHER REPORTING.

         The Corporation shall prepare and deliver to each Investor holding, together with its affiliate, Securities with an aggregate purchase price exceeding $ 1,000,000 (each a "Qualified Investor") within 30 days after the start of each fiscal year, an operating plan prepared on an annual basis and, promptly after preparation, any material revisions to such operating plan; provided, however that with respect to fiscal year 1998, the operating plan shall be delivered to the Qualified Investor when such plan has been made available to the Board of Directors. In addition, the Corporation shall promptly provide to Qualified Investors other customary information and materials, including, without limitation, reports of material adverse developments, management letters, communications with shareholders or directors, press releases and registration statements.

6.2      AFFILIATED TRANSACTION.

         All transactions by and between the Corporation and any officer, employee or shareholder of the Corporation or Persons controlled by or affiliated with such officer, employee or shareholder, shall be conducted on an arms-length basis, shall be on terms and conditions no less favorable to the Corporation than could be obtained from unrelated

                                                                      SCHEDULE I


                                    INVESTORS
                                    ---------

                                        SHARES OF SERIES           DOLLAR VALUE
                                        ----------------           ------------
                                               C                         C
                                               -                         -
  NAME AND ADDRESS                      PREFERRED STOCK           PREFERRED STOCK
  ----------------                      ---------------           ---------------
  Chase Capital Partners                   3,015,375                 $5,276,906
  380 Madison Avenue, 12th Floor             356,053                    623,094
                                             -------                    -------
  New York, New York 10017                 3,371,428                  5,900,000
  American Healthcare Fund 11                342,857                    600,000
  Capital Health Venture Partners
  4430 Arapahoe Ave., Suite 220
  Boulder, CO 80303
  J. Matthew Mackowski                       142,857                    250,000
  343 Sansome Street, Suite 1215
  San Francisco, CA 94104
  Ian R. N. Bund                             104,924                    183,617
  2401 Plymouth Rd., Suite B
  Ann Arbor, MI 48105
  Grove Investment Partners                   50,378                     88,162
  336 Essex Road
  Kenilworth, IL 60043
  James B. Hoover                             17,143                     30,000
  Ivy Hill - Cleft Road
  Mill Neck, NY 11765
  Murray G. Bodine                            15,467                     27,067
  353 Sacramento, l0th Floor
  San Francisco, CA 94111
  Robert G. Shepler                           15,285                     26,750
  343 Sansome Street
  San Francisco, CA 94104
  John J. Mackowski                           10,000                     17,500
  1506 Birkdale Lane
  Ponte Verde Beach, FL 32082
                                           4,070,339                 $7,123,096

                                                                       EXHIBIT A

                          Certificate of Incorporation



                                  See Attached.

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                            OF GENOMIC SOLUTIONS INC.
                             A DELAWARE CORPORATION

     GENOMIC SOLUTIONS INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended, does hereby certify:

     ONE: The corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 5, 1997.

     TWO: This Amended and Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of this corporation and has been duly adopted in accordance with Section 241 and Section 245 of the General Corporation Law of the State of Delaware, as amended. This Amended and Restated Certificate of Incorporation shall become effective on the date of its filing with the Secretary of State of the State of Delaware.

     THREE: The text of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

                                   ARTICLE I.

     The name of this corporation is Genomic Solutions Inc.

                                   ARTICLE II.

     The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III.

     The name and mailing address of the incorporator of the corporation is:
Sara M. Kruse, Jaffe, Raitt, Heuer & Weiss, Professional Corporation, One Woodward Avenue, Suite 2400, Detroit, Michigan 48226.

                                   ARTICLE IV.

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended.

                                   ARTICLE V.

     A. Classes of Stock. This corporation shall have authority to issue the following classes of stock in the number of shares and at the par value indicated below:

           CLASS                                NUMBER OF SHARES AUTHORIZED               PAR VALUE PER SHARE
           -----                                ---------------------------               --------------------
           Common Stock                                 40,000,000                              $0.001
           Preferred Stock                              10,000,000                              $0.001

     B. Preferred Stock. Preferred Stock may be issued from time to time in one or more series in addition to those created pursuant to Section C of this
Article V. below. Subject to the other provisions of this Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of and to issue shares of the Preferred Stock in series, and by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Subject to compliance with the applicable protective provisions listed in Section C.6 of this Article V. below, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, as provided below), prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. Rights, Preferences and Restrictions of Series B, Series C and Series M Preferred Stock. Five Million Eight Hundred One Thousand Two Hundred Nineteen (5,801,219) shares of the Preferred Stock authorized by this Certificate of Incorporation shall be divided into three (3) series. The first series of stock shall consist of One Million Six Hundred Eighty Thousand Eight Hundred Eighty (1,680,880) shares and is designated "Series B Preferred Stock." The second series of stock shall consist of Four Million Seventy Thousand Three Hundred Thirty Nine (4,070,339) shares and is designated "Series C Preferred Stock." The third series shall consist of Fifty Thousand (50,000) shares and is designated "Series M Preferred Stock." The rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock, the Series C Preferred Stock and the Series M Preferred Stock are as set forth below in this Article V.C.

     1. Dividend Provisions. The holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall not be entitled to receive any dividends.

     2. Liquidation Preference.

          a. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to receive-, prior and in preference to any distribution of any of the assets of this corporation available for distribution to the stockholders, to the holders of shares of Common Stock or any other class of capital stock ranking junior to the Series B Preferred Stock by reason of their ownership thereof, an amount per share equal to (i) $1.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series B Preferred Stock, plus (ii) an amount per share equal to eight percent (8%) of the Original Series B Issue Price, from the date of issuance to the date of distribution, compounded annually. The holders of shares of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation available for distribution to the stockholders, to the holders of shares of Common Stock or any other class of capital stock ranking junior to the Series C Preferred Stock by reason of their ownership thereof, an amount per share equal to (i) $1.75 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series C Preferred Stock, plus (ii) an amount per share equal to eight percent (8%) of the Original Series C Issue Price, from the date of issuance to the date of distribution, compounded annually. The holders of shares of Series M Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation available for distribution to the stockholders, to the holders of shares of Common Stock or any other class of capital stock ranking junior to the Series M Preferred Stock by reason of their ownership thereof, an amount per share equal to $6.00 for each outstanding share of Series M Preferred Stock (the "Original Series M Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series M Preferred Stock. If upon the occurrence of such event, the assets and funds to be distributed hereunder among the holders of shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock in proportion to the preferential amount each such holder is entitled to receive pursuant to this Section C.2.a.

          b. After the completion of the distribution required by subparagraph
     (a) of this Section C.2 and any other distribution which may be required with respect to series of Preferred Stock which may from time to time come into existence, the assets of this corporation available for distribution to stockholders shall be distributed among the holders of shares of Common Stock pro rata based on the number of shares of Common Stock held by each.

          c. Whenever the distribution provided for in this Section C.2. shall be payable in property other than cash, the dollar amount of such distribution shall be the fair market value of such property at the time of distribution as determined in good faith by the Board of Directors.

          d. The Corporation shall mail written notice of any liquidation or dissolution or winding down not less than thirty days prior to the payment date stated therein to each record holder of shares of Preferred Stock. Any
     (i) acquisition of the corporation by means of merger or other form of corporate reorganization in which outstanding shares of the corporation are exchanged for securities or other consideration issued by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), (ii) sale, conveyance or disposition of all or substantially all of the assets of this corporation or (iii) the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of (other than the Public Offering as defined herein) (clauses (i), (ii) and (iii) are referred to herein as a "Sale of the Corporation"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section C.2.

     3. Conversion. The holders of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          a. Right to Convert.

               (i) Each share of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the Original Series B Issue Price, Original Series C Issue Price or Original Series M Issue Price, as applicable, by the Conversion Price (defined below) at the time in effect for such share. The initial Conversion Price per share for shares of Series B Preferred Stock shall be thirty-three cents ($0.33). The initial Conversion Price per share for shares of Series C Preferred Stock shall be one dollar and seventy five cents ($1.75). The initial Conversion Price per share for shares of Series M Preferred Stock shall be one dollar and one hundred and eleven thousandths of a cent ($ 1.111). The Conversion Price for the Series B Preferred Stock, Series C Preferred Stock and the Series M Preferred Stock shall be subject to adjustment as set forth in Section C.3.c., Section C.3.d. and Section C.3.e.

               (ii) Each share of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, respectively, immediately concurrent with the consummation of the corporation's sale of its Common Stock in a firm commitment underwriting pursuant to a registration statement on Form S-1, Form SB-1, Form SB-2, or their then equivalents, filed under the Securities Act of 1933, as amended, and resulting in an aggregate offering price to the public of at least $20,000,000, and where the offering price to the public is not less than $5.00 per share (the "Public Offering").

          b. Mechanics of Conversion. Any holder of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock shall be entitled to convert the same into shares of Common Stock, by surrendering the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series B Preferred
     Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, and by giving written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and stating therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, or to a nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, other than in a Public Offering as set forth in Section C.3.a.(ii) above, the conversion may, at the option of any holder tendering Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock shall not be deemed to have converted such stock until immediately prior to the closing of such sale of securities.

          c. Conversion Price Adjustments of Preferred Stock Upon Reorganization or Recapitalization. If at any time or from time to time there shall be any capital reorganization or recapitalization of the Common Stock (including, without limitation, any stock split or stock dividend), provision shall be made so that the holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section C.3 with respect to the rights of the holders of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock after the recapitalization to the end that the provisions of this Section
     C.3 (including adjustment of the Conversion Price then in effect and the number of shares which would be received upon conversion of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

          d. Conversion Upon Sale of the Corporation. In the event of a Sale of the Corporation, as defined in Section C.2.d., the holders of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, as applicable, shall concurrently with the consummation of such sale, have the right to convert shares of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock into the kind and amount of stock, securities or other consideration (including cash) as are issued upon such Sale of the Corporation to a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock could have been converted immediately prior to such merger, consolidation or sale. The corporation shall provide holders of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock with at least five business days prior written notice of any event referred to in this paragraph.

          e. Conversion Price Adjustment Upon Sale of Securities. Each Conversion Price shall be subject to adjustment from time to time as follows:

               (i) If the corporation shall at any time or from time to time issue any shares of Common Stock, or securities convertible into or exercisable for Common Stock (including any shares of Common Stock deemed to have been issued pursuant to subdivision (iv)(c) below) other than Excluded Stock (as defined in clause (v) below) without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, in effect immediately prior to the issuance of such Common Stock, then any Conversion Price for the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock that is greater than the consideration per share of Common Stock or its equivalent received in such issuance or sale shall forthwith be lowered to be equal to the quotient obtained by dividing:

                    (a) an amount equal to the sum of (x) the total number of
               shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision
               (iv)(c) below) immediately prior to such issuance, multiplied by the applicable Conversion Price for the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, in effect immediately prior to such issuance, and (y) the consideration received by the corporation upon such issuance; by

                    (b) the total number of shares of Common Stock outstanding
               (including any shares of Common Stock deemed to have been issued pursuant to subdivision (iv)(c) below) immediately after the issuance of such Common Stock.

               For the purposes of any adjustment of any Conversion Price for the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock pursuant to this clause, the following provisions shall be applicable:

               (ii) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof

               (iii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the corporation, irrespective of any accounting treatment.

               (iv) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                    (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (ii) and (iii) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                    (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (ii) and (iii) above);

                    (c) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such securities, other than a change resulting from the antidilution provisions thereof, each Conversion Price previously adjusted shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                    (d) on the expiration of any such options or rights, the
               termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, each Conversion Price previously adjusted shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

               (v) "Excluded Stock" means (1) shares of Common Stock issued by the corporation as a stock dividend or upon any subdivision, split-up or combination of shares of Common Stock; (2) shares of Common Stock issued by the corporation upon conversion of shares of Preferred Stock; or (3) securities that are or were declared to be "Excluded Stock" for purposes of this Section by the holders of 66 2/3% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, as applicable, each voting as a separate class and only with respect to the shares held by such class.

               (vi) All calculations made pursuant to Section C.3.c., C.3.d. and C.3.e. shall be made to the nearest one hundredths (1/100) of one cent or the nearest one tenth (1/10) of a share, as the case may be.

               (vii) In any case in which the provisions of Sections C.3.c., C.3.d. and C.3.e. shall require that an adjustment shall become effective immediately after a record date of an event, the corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (e) above;

          provided, however, that the corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

          f. No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock against impairment.

          g. No Fractional Shares and Certificate as to Adjustments.

               (i) No fractional shares shall be issued upon conversion of the Series B Preferred Stock, Series C Preferred Stock or the Series M Preferred Stock. The number of shares of Common Stock to be issued to each holder of shares of Series B Preferred Stock, Series C Preferred Stock and/or Series M Preferred Stock upon conversion shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board of Directors of the corporation and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the corporation in respect of such fractional interests.

               (ii) Upon the corporation's awareness of an event that would cause an adjustment or readjustment of the Conversion Price of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock pursuant to this Section C.3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio at the time in effect, and (C) a number of shares of Common Stock and the value, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock, Series C
          Preferred Stock or Series M Preferred Stock, as applicable.

          h. Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of shares of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          i. Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the outstanding shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          j. Notices. Any notice required by the provisions of this Section C.3 to be given to the holders of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

     4. Mandatory Redemption. The shares of Series M Preferred Stock shall be subject to mandatory redemption as set forth below in this Section C.4.

          a. Redemption Events. Except as prohibited by applicable law and the corporation's then existing agreements with its lenders and provided the corporation has generated net income for its most recent quarterly interim period, the corporation shall redeem all outstanding shares of Series M Preferred Stock on May 7, 2002. The corporation shall effect the redemption by paying in cash, out of any source of funds legally available therefor, an amount per share of Series M Preferred Stock equal to the Original Series M Issue Price (the "Redemption Price").

          b. Redemption Notice. At least thirty (30) but no more than sixty (60) days prior to the date fixed for redemption of the Series M Preferred Stock (the "Redemption Date"), - the corporation shall mail, postage prepaid, written notice thereof (the "Redemption Notice"), to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of shares of Series M Preferred Stock, at the address last shown on the records of the corporation for such holder or if no address appears or is given at the place where the principal executive office of the corporation is located, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained, and calling upon such holder to surrender to the corporation, in the manner and at the place designated, its certificate or certificates representing all of such holders shares of Series M Preferred Stock.

          c. Surrender of Certificate Payment. Except as prohibited by applicable law, on or before the Redemption Date, each holder of shares of Series M Preferred Stock to be redeemed on such Redemption Date shall surrender the certificate or certificates representing such shares to the corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that, due to restrictions imposed by applicable law, fewer than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

          d. Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price therefor is either paid or made available for payment through the deposit arrangement specified in subparagraph (e) below, then notwithstanding that the certificates evidencing any of the shares of Series M Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith terminate after such Redemption Date, except for the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding whatsoever. If the funds of the corporation legally available for redemption of shares of Series M Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series M Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Series M Preferred Stock held by each of them. The shares of Series M Preferred Stock not redeemed shall remain outstanding and shall be entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series M Preferred Stock such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Redemption Date, but which it has not redeemed.

          e. Deposit of Funds. On or prior to the Redemption Date, the corporation shall deposit in a trust fund with any bank or trust company having a capital and surplus of at least $100,000,000, a sum equal to the aggregate Redemption Price of all shares of Series M Preferred Stock, or a sum equal to the funds legally available pursuant to Section C.4.d above, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their stock certificates. The deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares redeemed on the Redemption Date shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have not rights with respect thereto except the rights to receive, from the bank or trust company, payment of the Redemption Price, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the corporation.

     5. Voting.

          a. Voting Rights of Series B and Series C Preferred Stock. The holder of each share of Series B Preferred Stock or Series C Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock or Series C Preferred Stock could then be converted (with any fractional shares, determined on an aggregate conversion basis, being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of holders of shares of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote (except as otherwise expressly provided herein or as required by law), together with holders of shares of Common Stock as a single class, with respect to any question upon which holders of shares of Common Stock have the right to vote. Election of directors need not be by written ballot, unless the bylaws of the corporation shall so provide.

          b. Right to Vote on the Sale of the Corporation. The corporation shall not effect a Sale of the Corporation, as defined in Section C.2.d of
     Article V, without first obtaining the written consent of the holders of 66 -2/3% of the shares of the Series B Preferred Stock, Series C Preferred Stock (both treated as if fully converted to common stock) and the common stock issued upon conversion of the Series B and Series C Preferred Stock, all voting together as a single class.

          c. Voting Rights of the Series M Preferred Stock. Except as required by law, the holders of Series M Preferred Stock shall have no voting rights.

     6. Protective Provisions.

          a. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of holders of a majority of the then outstanding shares of Series B Preferred Stock:

               (i) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, in a manner that adversely affects the holders of shares of the Series B Preferred Stock; or

               (ii) increase the authorized number of shares of Series B Preferred Stock or Series C Preferred Stock.

          b. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series M Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series M Preferred
     Stock:

               (i) alter or change the rights, preferences or privileges of the shares of Series M Preferred Stock, in a manner that adversely affect the holders of shares of the Series M Preferred Stock; or

               (ii) increase the authorized number of shares of Series M Preferred Stock.

          c. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series C Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of holders of a majority of the then outstanding shares of Series C Preferred Stock:

               (i) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock, in a manner that adversely affects the holders of shares of the Series C Preferred Stock; or

               (ii) increase the authorized number of shares of Series C Preferred Stock or Series B Preferred Stock.

     7. Status of Converted Stock. In the event any shares of Series B Preferred Stock, Series C Preferred or Series M Preferred Stock shall be converted pursuant to Section C.3 of this Article V., the shares so converted shall be canceled and shall not be issuable by the corporation. This Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

     8. Status of Redeemed Stock. In the event any shares of Series M Preferred Stock shall be redeemed pursuant to Section C.4 of this Article V., the shares so redeemed shall be canceled and shall not be issuable by the corporation. This Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

     D. Common Stock.

     1. Dividend Rights. Subject to the rights of holders of shares of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends, if any, as may be declared from time to time by the Board of Directors.

     2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section C.2 of this Article V.

     3. Voting Rights. Each holder of a share of Common Stock shall have the right to one vote per share, and shall be entitled to notice of any stockholders' meetings in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters in such manner as may be provided by law.

     4. Redemption. The Common Stock is not redeemable.

                                  ARTICLE VI.

         The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of not less than three
(3) nor more than nine (9) directors, provided, however, that the corporation may have only one director until the effective date of the merger contemplated between the corporation and B.I. Systems Corporation, a Delaware corporation. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. The directors shall be divided into three classes, Class I Class II and Class III. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 1998, 1999 and 2000, respectively. The number of directors shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Beginning in 1998, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any director may be, removed with or without cause, but only by the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the corporation entitled to vote generally in the election of directors voting together as a single class. Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

                                  ARTICLE VII.

     A. Indemnification of Officers and Directors. The corporation shall:

     1. indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

     2. indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, joint venture, employee benefit plan, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an employee or agent of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

     3. indemnify any director or officer, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an employee or agent of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VII.A.1 and 2, or in defense of any claim, issue or matter therein; and

     4. make any indemnification under Article VII.A.1 and 2 (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article VII.A.1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation; and

     5. pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article VII. Notwithstanding the foregoing, the corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise ("Proceedings") initiated or brought voluntarily by a director or officer and not by way of defense (other than proceedings brought to establish or enforce a right to indemnification under the provision of this Article VII. unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The corporation shall not be obligated to indemnify the director or officer for any amount paid in settlement of a proceeding covered hereby without the prior written consent of the corporation to such settlement; and

     6. not deem the indemnification and advancement of expenses granted pursuant to the other subsections of this Article VII. exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in which director's or officer's official capacity and as to action in another capacity while holding such office; and

     7. have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.; and

     8. deem the provisions of this Article VII. to be a contract between the corporation and each director and officer, or appropriately designated employee or agent who serves in such capacity at any time while this Article VII. is in effect, and any repeal or modification of this Article VII. shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts; and

     9. continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII. unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the corporation and such rights shall inure to the benefit of the heirs, executors and administrators of such a person.

     B. Elimination of Certain Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article VII. by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII.

     Meetings of stockholders may be held within or without the State of Delaware as the bylaws may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                   ARTICLE IX.

     No stockholder of the corporation shall by reason of holding shares of any class of stock have any cumulative voting right.

                                   ARTICLE X.

     The Board of Directors may from time to time make, amend, supplement or repeal the corporation's bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors; and provided, further, that no amendment or supplement to the bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation of Genomic Solutions Inc. on December 24, 1997.



                                       -----------------------------------------
                                       Jeffrey S. Williams, President and Chief
                                       Executive Officer

                                                                       EXHIBIT B

                       Statement of Investor Suitabilily
                                  See Attached.

                             GENOMIC SOLUTIONS INC.

                 CONFIDENTIAL STATEMENT OF INVESTOR SUITABILITY

     In order to comply with the requirements of federal and state securities laws, securities of the Company may be sold only to persons or entities meeting the suitability standards established by Genomic Solutions Inc., successor by merger to the business of B.I. Systems Corporation (the "Company").

     The purpose of this Confidential Statement of Investor Suitability (this "Statement") is to obtain information from each prospective investor relating to the investor's knowledge and experience in financial and business matters and to the investor's ability to bear the economic risks of the proposed investment. Such information is required in order to determine whether or not the suitability standards have been met by the prospective investor. Please answer questions concerning prior business and financial experience and investment decision-making in detail.

     By signing this Statement you agree that it may be shown to such authorized persons as the Company may deem appropriate to establish that the offer and/or sale of this investment in the Company will not result in any violation of any laws or regulations of any jurisdiction.

     A separate Statement must be completed for each co-owner of securities, except that spouses may complete a joint Statement.

     You make the following representations with the intent that they may be relied upon by the Company and other persons designated by the Company.

                 (Please Print or Type. Attach additional sheets
                   if necessary to answer fully any question.)

I. BIOGRAPHICAL INFORMATION (If Joint Subscriber, provide information for both.)

A. Name(s):                                        Birthdate:
           ----------------------------------------

----------------------------
                     (Print)

   Name(s):                                        Birthdate:
           ----------------------------------------

-----------------------------
                     (Print)

B. State of Residency:
_____________________________________________________________

C. Employer or business association and
position:____________________________________________


D. Business address and telephone no.:
__________________________________________________

__________________________________________________

E. Business and/or professional education and degrees:

   School            Location               Degree                 Year Rec'd
   ______            ________               ______                 __________

________________________________________________________________________________

________________________________________________________________________________

F. Employment during the past five years:
Employer or other association   Position, nature of responsibility    From    To
________________________________________________________________________________

________________________________________________________________________________

II. ACCREDITED INVESTOR STATUS

Please check or initial all that apply:

_____the investor a natural person whose net worth, or joint net worth with spouse, at the time of purchase, exceeds $ 1,000,000 (including the value of home, home furnishings and automobiles).

_____investor is a natural person whose individual gross income (excluding that of spouse) exceeded $200,000 in the last two calendar years, and who reasonably expects individual gross income exceeding $200,000 in the current calendar year; or for such periods, the combined income of the investor with spouse exceeded and is expected to exceed $300,000.

_____the investor is a trust, and the grantor

         (i) has the power to revoke the trust at any time and regain title to the trust assets; and

         (ii) has an individual (or, together with his spouse a joint) net worth in excess of $1,000,000, or had and expects to have a gross income (not including spouse's income) for the last two years and the current year in excess of $200,000, or for such periods, had and expects to have all gross income including that of a spouse in excess of $300,000.

_____the investor (or beneficiary if IRA or pension money is invested) is an executive officer of the Company.

_____the investor is a corporation, partnership, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

_____the investor is otherwise an accredited investor as follows (if applicable, please review Schedule 4.3 of the Series C Preferred Stock Purchase Agreement and describe qualification for accredited status):

      __________________________________________________________________________
_____

      __________________________________________________________________________

_____

III. PRIOR INVESTMENT EXPERIENCE OF INVESTOR

A. Indicate by check mark which of the following categories best describes the extent of your prior experience in the areas of investment listed below:



                  More Than 5       2 to 5 years         1 year          No
                  yrs Experience     Experience        Experience    Experience
                  ______________________________________________________________

Corporate Stocks  ______________________________________________________________
Corporate Bonds   ______________________________________________________________
Real Estate       ______________________________________________________________
Limited
Partnerships      ______________________________________________________________
Stock in Privately
Held Companies    ______________________________________________________________




B. Do you make your own investment decisions with respect to the investments listed above?

                            Yes________ No________


C. What are the principal sources of your investment knowledge or advice? (check all that apply)

 ____First hand experience                  ____Financial publications
 ____Broker(s)                              ____Investment Adviser(s)
 ____Attorney(s)                            ____Accountant(s)

D. Please briefly describe any additional investment experience in business ventures, experience with the Company or any other investment experience which would indicate your ability to evaluate an investment in this business venture.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


IV. OTHER MATTERS

1. Do any significant contingent liabilities exist for which you may be obligated?

         Yes_______________       No________________

         If yes, please indicate type and amount:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

2. Are you involved in any litigation which if an adverse decision occurred would affect your financial condition adversely?


Yes_______ No_______ If yes, provide details:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


3. Is this a suitable and appropriate investment for you?


         Yes________ No________

V. SIGNATURE PAGE

The signature pages for this document are located on pages 5 (for individuals) and 6 (for non-individuals).

                                                     [TO BE COMPLETED AND SIGNED
                                                    BY ALL INDIVIDUAL INVESTORS]

                                 SIGNATURE PAGE
                                (FOR INDIVIDUALS)

         This page constitutes the signature page for INDIVIDUALS for the Confidential Statement of Investor Suitability. Execution of this Signature Page constitutes execution of such document.

         IN WITNESS WHEREOF, the undersigned executed the Confidential Statement of Investor Suitability this this _______ day of December, 1997.


______________________________

     ________________________________
Signature of Investors                        Signature of Spouse
                                              (or Joint Investor, if any)

______________________________

     ________________________________
Print Name of Investor                              Print Name of Spouse
                                              (or Joint Investor, if any)

______________________________

     ________________________________
Social Security Number                              Social Security Number of
Spouse
                                              (or Joint Investor, if any)




Address:______________________                      Address:

_______________________

_________________________________

_______________________

_________________________________

                                              [TO BE COMPLETED AND SIGNED BY ALL
                                             INVESTORS THAT ARE NOT INDIVIDUALS]

                                 SIGNATURE PAGE
                              (FOR NON-INDIVIDUALS)

         This page constitutes the signature page for the Confidential Statement of Investor Suitability. Execution of this Signature Page constitutes execution of such document.

         IN WITNESS WHEREOF, the undersigned has executed the Confidential
Statement of Investor Suitability this                    day of December, 1997


______________________________________
         Address:
                 _______________________

Print Name of Entity

         _____________________________

         _____________________________

____________________________________

         _____________________________
Describe Entity (i.e., corporation, trust,       Tax Identification Number
LLC, partnership, etc.)




By:________________________________

      ________________________________

      Name:___________________________           State of Organization

      Title:__________________________

                     GENOMIC SOLUTIONS INC. ("CORPORATION")

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

                                    SCHEDULES

NOTE: Unless previously provided, copies of the related attachments are available upon request of the Secretary of the Corporation or its legal counsel.

                                  SCHEDULE 3.7
                       See attached list of shareholders.

     List of Ownership as of December 11, 1997 of Common Stock. Preferred "B" & "M" Shares

                                                                  Common Stock
                                                                   Issued and   Series B    Series M
                          Investor                                 Outstanding  Preferred   Preferred
     Capital Health                                                  172,870     400,353
     Liberty Bidco                                                    25,535      52,016
     Jas Hoover                                                       19,642      20,000
     J Mathew Mackowski                                               98,796     526,336
     Robert Shepler                                                   79,154     180,130
     David Given                                                      11,785      24,007
     John J. Mackowski                                                11,785      24,007
     Chas Stewart                                                     11,785
     Murray Bodine                                                    11,785      24,007
     Corp. Capital Partners                                           11,785      24,007
     Grove Invest Partners                                            11,785      24,007
     Ms. Laverne Styles                                                5,893      12,004
     Brent D Clapacs/Patrice Clapacs                                   5,893           0
     Eamonn Keegan                                                     5,893           0
     Jon Folan                                                         5,893           0
     Don Van Dyke                                                     15,333           0
     Donald Bronstein                                                  4,911           0
     Inge Morrison                                                     4,911           0
     John Styles                                                       9,821      20,006
     Walter Welch                                                     14,745           0
     L. Kent                                                                     300,000
     Millipore                                                                                  50,000
     J Steigman                                                        85000
     Todd Dahlberg                                                        21
     Jon Hawthorne                                                        41
     Ian R Bund                                                                   50,000
     Walter Welch                                                        386
     Chase Capital

     Total as of 12/11/97*                                           625,448   1,680,880        50,000

      *Note. No change in Common Stock and Series B & M shares issued and outstanding since July 31, 1997

                                    Schedule 3.7.1

  See attached list for all persons holding options to purchase common stock.

                                                                  SCHEDULE 3.7.1



                            B.I. SYSTEMS CORPORATION
                                  STOCK OPTIONS

                                        Date                    Signed
                                        Board       Issued       Copy
                             Proposed  Approved      Date      Returned
Akahori, Motonori             40,000   04/28/97     12/3/97    12/12/97
Cuff, Adrian                                                              Terminated 10/31/97
Darcy, Maureen                         04/28/97     5/10/97     5/21/97   Terminated 7/31/97
Downey, Lotte                 15,000   04/28/97     5/10/97     5/14/97
Drazovich, Robert             14,600   04/28/97     5/10/97      6/6/97
Fenwick, Alison                                                           Terminated 10/31/97
Harrington, Daniel                     04/28/97     5/10/97     5/10/97   Terminated 7/31/97
Helmreich David               10,000   04/28/97     5/10/97     5/23/97
Ignatoski, Michael            15,000   04/28/97     5/10/97     5/10/97
Jakimcius, Andrew             40,000   04/28/97     5/10/97     5/10/97
Kato, Noriko                  10,000   04/28/97    12/08/97
Kinch, Greg                   40,000   04/28/97     5/10/97     5/21/97
Kirkland, Barbara             40,000   04/28/97     5/10/97     5/10/97
Luton, Robert                 40,000   04/28/97     5/10/97     5/10/97
Proffitt, Samuel              10,000   04/28/97     5/10/97      9/5/97
Shelhart, Tammy                5,000   04/28/97     5/10/97     5/27/97
Siden, Lawrence               10,000   04/28/97     5/10/97     5/12/97
Tincher, Michael              15,000   04/28/97     5/10/97     5/14/97
Jeff Williams              1,080,000   04/28/97                  8/1/97
Frank Becker                  50,000   06/06/97      6/6/97      6/6/97
Shannon Richie                15,000   06/06/97     6/23/97     6/23/97
Jeff Steigman                 50,000   06/17/97      6/1/97      6/1/97
David O'Hagan                 15,OOC   08/24/97     6/24/97     8/28/97
Scott KraliK                  10,000   08/24/97     8/28/97     10/9/97
Helen Thompson                 5,000   08/24/97     8/28/97      9/8/97
Christyne Bliton              10,000   08/24/97     8/28/97    1O/l7/97
George Byrkit                 10,000   08/24/97     8/28/97      9/9/97
Doug Perry                     2,500   08/24/97     8/28/97    10/16/97
Monica Ruthenberg              5,000   08/24/97     8/28/97    11/20/97
Chris Ethier                   5,000   08/24/97     8/28/97     10/9/97
Rick Russell                  10,000   08/24/97     8/28/97    12/12/97
Ed Burnham                    10,000   08/24/97     8/28/97     9/29/97


Total                      1,582,100
                           =========

                                  Schedule 3.8

ITEM:            COMMENT:
 3.8             Bio Image UK, Inc., a Michigan Corporation wholly owned by B.I.
                 Systems Corporation. Operations ceased and office closed effective October 31, 1997.

                 Nihon Bio Image, Ltd., a Michigan Corporation wholly owned by B.I. Systems Corporation. Doing business as a branch office in Japan. Office is located in Tokyo, Japan.

                                 Schedule 3.9(i)

See attached July 31, 1997 financial statements with footnotes. These financial statements are in draft form pending completion of the Series C Financing, after which time the revised financial statements will be distributed to the stockholders.

                                                                 SCHEDULE 3.9(i)



Report of Independent Public Accountants

To the Board of Directors,
B.I. Systems Corporation, Inc.:

We have reviewed the accompanying consolidated balance sheet of B.I. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES (a Delaware corporation) as of July 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the Company.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company may be unable to continue as a going concern due to significant operating losses. Management's plans to deal with this matter are also described in Note
1. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Ann Arbor, Michigan,
 September 19, 1997 (except with
   respect to the matter discussed
   in Note 1 as to which the date is
   December 12, 1997).

                 B.I. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES

                   CONSOLIDATED BALANCE SHEET AS OF JULY 31, 1997


                       ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                        $   575,838
   Accounts receivable, less allowance for doubtful
      accounts of $38,250                                               459,552
   Inventories                                                          430,615
   Prepaid expenses and other                                            42,553
                                                                    -----------
          Total current assets                                      $ 1,508,558

PROPERTY AND EQUIPMENT, NET                                              63,916

GOODWILL, NET                                                           125,651
                                                                    -----------
                                                                    $ 1,698,125
                                                                    ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Note payable                                                     $   823,811
   Accounts payable                                                     271,379
   Accrued liabilities                                                   61,005
   Deferred revenue                                                      45,679
                                                                    -----------
          Total current liabilities                                 $ 1,201,874
                                                                    -----------

STOCKHOLDERS' EQUITY:
   Preferred stock, 4,000,000 shares authorized-
      Series B convertible, $0.001 par value,
        2,000,000 shares authorized, 1,680,880
        shares issued and outstanding                                     1,681
      Series M convertible, $0.001 par value,
        50,000 shares authorized, 50,000 shares
        issued and outstanding                                               50
   Common stock, $0.001 par value, 15,000,000
        shares authorized, 625,448 shares issued
      and outstanding                                                       626
  Additional paid-in capital                                          2,270,297
  Accumulated deficit                                                (1,776,403)
                                                                    -----------
       Total stockholders' equity                                       496,251
                                                                    -----------
                                                                    $ 1,698,125
                                                                    ===========


      The accompanying notes are an integral part of this balance sheet.

                 B.1. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JULY 31, 1997



REVENUE                                                             $ 2,276,421

COST OF REVENUE                                                         861,665
                                                                    -----------
        Gross profit                                                  1,414,756
                                                                    -----------

OPERATING EXPENSES:
   Research and development                                             637,178
   Sales and marketing                                                1,148,838
   General and administrative                                         1,064,687
   Unusual charge                                                     1,182,575
                                                                     ----------
        Total operating expenses                                      4,033,278
                                                                     ----------
        Loss from operations                                         (2,618,522)
                                                                     ----------
OTHER EXPENSE:
  Interest                                                              306,338
  Other                                                                  55,989
                                                                     ----------
         Total other expense                                            362,327
                                                                     ----------
         Loss before taxes and extraordinary gain                    (2,980,849)

CREDIT FOR INCOME TAXES                                                (637,776)
                                                                     ----------
         Loss before extraordinary gain                              (2,343,073)

EXTRAORDINARY GAIN - Forgiveness of debt, net of
  tax expense of $641,000                                             1,245,691
                                                                     ----------
NET LOSS                                                            $(1,097,382)
                                                                    ===========

        The accompanying notes are an integral part of this statement.

                  B.I. SYSTEMS CORPORATION, INC. AND SUDSIDIARIES

                 CONSOLIDATED STATEMENT OR STOCKHOLDERS' EQUITY

                        FOR THE YEAR ENDED JULY 30, 1997




                                                         Series A              Series B           Series H
                                                       Convertible           Convertible         Convertible
                                                        Preferred             Preferred           Preferred
                                                          Stock                 Stock               Stock
                                                    ----------------      ----------------    ----------------
                                                    Shares    Amount      Shares    Amount    Shares    Amount
                                                    ------    ------      ------    ------    ------    ------

BALANCE AS OF JULY 31, 1996                        1,250,000  $1,250        -     $   -         -       $  -

  1 for 97.103 reverse stock split                      -       -           -         -         -          -
  Common stock issued on conversion of Series A
    preferred stock                               (3,250,000) $1,250        -         -         -          -

  Series B preferred and common stock issued on
    conversion of notes payable                         -       -        413,169      413       -          -

  Series B preferred stock issued for cash              -       -      1,267,711    1,268       -          -

  Series M preferred stock issued on conversion
    of notes payable                                    -       -           -        -        50,000       50

  Common stock issued on conversion of
    subordinated debt                                   -       -           -        -          -          -

  Common stock issued on settlement of
    accounts payable                                    -       -           -        -          -          -

  Common stock issued in connection with the
    acquisition of BioPhotonics, Inc.                   -       -           -        -          -          -

  Net loss for the period                               -       -           -        -          -          -
                                                  ---------  ------    ---------  -------     ------    -----
BALANCE AS OF JULY 31, 1997                             -     $ -      1,690.880  $ 1,681     50,000    $  50
                                                  =========  ======    =========  =======     ======   ======


                                                                           Additional
                                                      Common Stock          Paid-In        Accumulated
                                                    ----------------
                                                    Shares    Amount        Capital          Deficit        Total
                                                    ------    ------       ---------       -----------      -----
BALANCE AS OF JULY 31, 1996                        $ 3,043,500  $ 3,044   $ 499,127      $(1,407,747)  $  (934,326)

  1 for 97.103 reverse stock split                  (3,011,772)  (3,012)      3,012             -             -
  Common stock issued on conversion of Series A
    preferred stock                                     45,821       46       1,201             -             -

  Series B preferred and common stock issued on
    conversion of notes payable                        200,986      201     426,624             -          427,238

  Series B preferred stock issued for cash                -        -      3,266,443                      1,267,711

  Series M preferred stock issued on conversion
    of notes payable                                      -        -         49,950            -            50,000

  Common stock issued on conversion of
    subordinated debt                                  249,813      249      17,168         644,643        662,060

  Common stock issued on settlement of
    accounts payable                                    13,100       13         904          84,083         85,000

  Common stock issued in connection with the
    acquisition of BioPhotonics, Inc.                   85,000       85       5,865            -             5,950

  Net loss for the period                                 -        -           -         (1,097,382)    (1,097,382)
                                                   -----------  -------  ----------     -----------    -----------
BALANCE AS OF JULY 31, 1997                            625,448  $   624  $2,270,297     $(1,776,403)    $  496,251
                                                   ===========  =======  ==========     ===========    ===========



         The accompanying notes are an integral part of this statement.

                 B.I. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          FOR THE YEAR ENDED JULY 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $(1,097,382)
  Adjustments to reconcile net loss to net cash
    provided by operating activities-
      Unusual charge                                                  1,182,575
      Depreciation and amortization                                     258,144
      Interest expense forgiven under recapitalization                  248,052
      Extraordinary gain on forgiveness of debt                      (1,886,691)
      Increase (decrease) in cash resulting from
        changes in assets and liabilities-
          Accounts receivable                                           396,430
          Inventories                                                  (112,111)
          Prepaid expenses and other                                     (2,349)
          Accounts payable                                              119,484
          Accrued liabilities                                            26,563
          Deferred revenue                                              (38,769)
                                                                     ----------
            Net cash used in operating activities                      (906,054)
                                                                     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of certain assets of BioPhotonics, Inc.                  (302,300)
  Purchase of property and equipment                                    (38,905)
                                                                     ----------
            Net cash used in investing activities                     (341,205)
                                                                     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of Series B convertible
    preferred stock                                                   1,267,711
  Borrowings under note payable to bank                                  22,000
  Proceeds from bridge financing                                        350,000
                                                                     ----------
            Net cash provided by financing activities                 1,639,711
                                                                     ----------
NET INCREASE IN CASH                                                    392,452
CASE AND CASH EQUIVALENTS AS OF BEGINNING OF PERIOD                     183,386
                                                                     ----------
CASE AND CASH EQUIVALENTS AS OF END OF PERIOD                        $  575,838
                                                                     ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW ACTIVITY
  Cash paid during the year for interest                             $   85,000
                                                                     ==========


         The accompanying notes are an integral part of this statement.

                B.I. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS




(1)   DESCRIPTION OF BUSINESS

        B.I. Systems Corporation, Inc. (the "Company") designs, develops, manufactures and markets instrumentation, software, hardware and related products for quantifying and analyzing biomolecules, such as DNA, RNA and proteins. The Company's products are frequently used for typing, mapping and sequencing genes, discovering and developing pharmaceutical compounds, and diagnosing genetic and infectious diseases. The Company's customers are typically pharmaceutical and biotechnology companies, universities and government institutions. The Company was incorporated in June 1994. On July 26, 1994, the Company purchased certain assets, including software, inventory and fixed assets, from the Bio Image business unit ("Bio Image") of Millipore Corporation ("Millipore").

        The Company has three wholly-owned subsidiaries, incorporated in Michigan, which operate sales offices in Europe, North America and the Asian Pacific areas. Revenues from software licensing, hardware sales and support services were derived from Europe (15%), North America (35%), and the Asian Pacific areas (50%).

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company may be unable to continue as a going concern due to significant operating losses. Furthermore, the Company is in the early phases of implementing its operating strategy and its future success is subject to several technical and business risks including customer acceptance, availability and retention of key employees, competition, technological changes and additional financing adequate to support operations. In December 1997, the Company received letters of intent from existing stockholders and a new stockholder to provide a total of $6.5 million of equity financing beginning in December 1997. Additionally, the Company has hired three new executives; a President in March 1997, a Chief Financial Officer in November 1997, and an Executive Vice President of Global Marketing and Sales in December 1997. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

(2) SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Foreign Currency Translation

       Foreign currency transaction losses resulting from sales in foreign denominated currencies totaled approximately $52,000 and are included in other expense in the accompanying statement of operations. Accounts receivable denominated in foreign currencies as of July 31, 1997 have been translated at the exchange rates existing at that date.

                B.I. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES

       Revenue Recognition

          The Company recognizes revenue from contracts for sales of software licenses, hardware and training upon shipment of goods or completion of services. Agreements for service and support are recognized over the period in which support services are provided on a straight-line basis.

       Inventories

          Inventories consist primarily of purchased components are stated at the lower of cost, as determined on a first-in, first-out basis, or market.

       Property and Equipment

          Property and equipment are recorded at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets which generally ran from three to seven years.

       Goodwill

          Goodwill resulted from the acquisition of BioPhotonics in 1997 (see
          Note 11) and is being amortized on a straight-line basis over ten years.

          At each balance sheet date, the Company evaluates the carrying value of goodwill and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. In 1997, the Company wrote-off approximately $829,000 of goodwill and other intangible assets as a result of this evaluation which is included in the unusual charge on the accompanying statement of operations.

       Software Development Costs

          The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86. Under SFAS No. 86, capitalization of software development costs begins upon the establishment of technological feasibility. Technological feasibility for the Company's software products is based upon achievement of detailed designs, free of high-risk development issues. The Company amortizes capitalized software development costs on a product-by-product, straight-line basis over the remaining estimated economic life of the related products which is generally a maximum of three years. In 1997, capitalized software development costs totaling approximately $354,000 were written off as it was determined that certain products had no remaining economic life. This charge is included in the unusual charge on the accompanying statement of operations.

                B.I. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

      Stock-Based Compensation

          The Company accounts for stock-based compensation using the intrinsic value method prescribed under Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of the grant over the amount the employee must pay to acquire the stock. As supplemental information, the Company has provided pro forma disclosure of the fair value at the date of grant of stock options granted during 1997 in Note 9, in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation."

      Management Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  PROPERTY AND EQUIPMENT

     As of July 31, 1997, property and equipment consists of the following:

        Furniture and fixtures                             $  27,378
        Computer equipment                                   457,103
        Office equipment                                       6,691
                                                           ---------
                                                             491,172
        Less - Accumulated depreciation                     (427,256)
                                                           ---------
                                                           $  63,916
                                                           =========

                B.I. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES

(4)  NOTE PAYABLE

      The Company has a note payable to a bank which is payable in full in April 1998. Interest is payable monthly at the bank's prime rate plus 1.75% (effective rate of 10.25% as of July 31, 1997). The note is collateralized by substantially all of the Company's assets.

      The loan agreement subjects the Company to various financial and nonfinancial covenants, the most restrictive of which require the Company maintain certain levels of tangible net worth and current ratios. As of July 31, 1997, the company was in compliance with all covenants.

(5) INCOME TAXES

      The components of the provision for income taxes are as follows:

          Currently payable                         $   3,224
          Deferred credit                            (347,500)
          Increase in valuation allowance             347,500
                                                    ---------
                                                    $   3,224
                                                    =========

      The effective tax rate differs from the statutory tax rate primarily due to certain nondeductible expenses and recognition of a valuation allowance against the tax benefit of net operating loss carryforwards and other tax benefits.

      The net deferred income tax asset is summarized as follows:

          Net operating loss  carryforward           $ 274,100
          Purchased  software                          231,200
          Research and  development credit              24,700
          Organization costs                            23,700
          Depreciation and amortization                 18,700
          Accounts receivable                           13,000
                                                     ---------
                                                       585,400
          Less- Valuation allowance.                  (585,400)
                                                     ---------
                                                     $    -
                                                     =========

      The Company has an available net operating loss carryforward of approximately $806,000 which can be utilized to offset future taxable income and expires in 2011 through 2012. This and other deferred income tax assets are fully reserved by a valuation allowance as realizability of these tax benefits is not assured. Additionally, utilization of the net operating loss carryforward may be limited under Section 382 of the Internal Revenue Code.

                 B.I. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES

(6)   RECAPITALIZATION

       In April 1997, the Company amended its Articles of Incorporation pursuant to which the majority of the Company's outstanding debt and all outstanding shares of Series A preferred stock were restructured (the "Recapitalization"). Significant components of the Recapitalization, together with the applicable accounting effects, were as follows:

          (1) The Company initiated a reverse stock split issuing one share of common stock for every 97.103 shares of outstanding common stock.

          (2) Notes payable, bridge loan financing obtained during 1997 and accrued interest totaling $413,169 were converted to 413,169 shares of Series B preferred stock at $1 per share. The Company also issued 200,986 shares of common stock to these creditors.

          (3) The Company issued 1,267,711 shares of Series B preferred stock at $1 per share for cash.

          (4) All outstanding shares of Series A preferred stock were converted to 45,821 shares of common stock.

          (5) Subordinated convertible debt of $1,200,000 and accrued interest of $429,027, payable to both stockholders (defined as stockholders with greater than 10% ownership interest) and non-stockholders, was converted to 248,813 shares of common stock at $0.07 per share. The difference between the carrying value of the debt and the fair value of the common stock issued to existing stockholders of $644,643 has been credited directly to retained earnings. The difference between the carrying value of the debt and the fair value of the common stock issued to non-stockholders of $966,967 is included in extraordinary gain in the accompanying statement of operations.

          (6) Accounts payable to stockholders for professional services rendered totaling $85,000 was converted to 13,100 shares of common stock at $0.07 per share. The difference between the fair value of the common stock and amounts owed of $84,083 has been credited directly to retained earnings.

          (7) A note payable to Millipore and accrued interest totaling $983,764 was converted to 50,000 shares of Series M preferred stock at $1 per share. The difference between the carrying value of the debt and the fair value of the common stock of $933,764 is included in extraordinary gain in the accompanying statement of operations.

                 B.I. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES

                   NOTES TO FINANCIAL STATEMENTS (Continued)

      (7)  PREFERRED STOCK

             As a result of the Recapitalization, the Company's preferred stock contains two series, Series B and Series M, and provide the following rights, preferences, privileges and restrictions:

           Dividends

             The holders of shares of Series B and Series M preferred stock are not entitled to any dividends.

           Conversion

             Each share of Series B and Series M preferred stock shall be convertible, at the holder's option, into such number of common shares as is determined by dividing the original Series B and M issue prices by $0.33 and $1.111, respectively. These conversion factors are subject to adjustment upon any recapitalization of the Company's common stock, as defined.

             Conversion of Series B and Series M preferred stock will occur automatically upon the consummation of the sale of the Company's common stock in a registration statement in connection with an initial public offering, as defined.

           Voting Rights

             The holders of Series B preferred stock have the right to one vote for each share of common stock into which such Series B preferred stock could then be converted. The holder of Series M preferred stock have no voting rights.

           Liquidation Preference

             In the event of any liquidation, dissolution or winding up of the affairs of the Company, either voluntarily or involuntarily, the holders of Series B and M preferred stock are entitled to receive, prior to and in preference to any distributions to the holders of common stock, an amount initially equal to $1 and, $6 per share, respectively, subject to adjustment upon any recapitalization of the Company's common stock, as defined. The holders of Series B preferred stock are also entitled to receive, prior to and in preference to any distributions to the holders of common stock, an amount per share equal to 8% of the original issuance price of Series B preferred stock.

                 B.I. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES

 (8)   COMMON STOCK

             The Company has reserved for issuance such number of shares of its authorized but unissued common stock necessary to effect conversion of all outstanding shares of Series B and M preferred stock and exercise of all outstanding options.


 (9)   STOCK OPTION PLAN

             Effective 1994, the Company established a stock option plan (the
               Plan) to increase its ability to attract and retain key employees as well as provide an incentive for certain consultants and directors to invest in the Company. Options granted may be either incentive stock options, which are granted at the fair market value of the common stock on the date of grant (as determined under the Plan), or nonqualified stock options, which are generally granted at the fair market value of the common stock on the date of grant. Options are granted at the discretion of Board of Directors. The maximum number of shares that may be granted under the Plan is 1,590,000. Options granted become exercisable at a rate of 33% per year over three years from the date of grant. As of July 31, 1997, 43,500 options have been exercised.

             The Company accounts for the Plan under APB Opinion No. 25, under which no compensation expense has been recognized. Had compensation expense been determined consistent with SFAS
               No. 123, the Company's reported net loss of $1,097,382 would have been increased to a net loss of $1,098,845. This pro forma result may not be representative of that to be expected in future periods.

             Information concerning stock options for the year ended July 31,
               1997, is as follows:

                                                                                       Weighted
                                                                       Price            Average
                                                        Number of       Per            Exercise
                                                          Shares       Share             Price
                                                        ---------      -----           ---------

                   Outstanding at July 31, 1996          675,750       $0.07             $0.07
                       Options granted                 1,517,100       $0.07             $0.07
                       Options cancelled                (693,250)      $0.07             $0.07
                       Options exercised                    -
                                                       ---------
                   Outstanding at July 31, 1997        1,499,600       $0.07             $0.07
                                                       =========
                   Exercisable at July 31, 1997          166,622       $0.07             $0.07
                                                       =========



                B. I. SYSTEMS CORPORATION, INC. AND SUBSIDIARIES

                (10)    EMPLOYEE BENEFIT PLAN

                         The Company has a 401(k) plan covering all eligible
                           employees. Participants may elect to defer a certain percentage of qualified compensation through voluntary contributions to the plan and the Company may make discretionary contributions to the plan based on the gross compensation of qualified participants. The Company made no contributions to the plan in 1997.

               (11)    ACQUISITION OF BIOPHOTONICS, INC.

                         In June 1997, the Company acquired substantially all
                           assets of BioPhotonics, Inc. in exchange for $302,300 in cash and 85,000 shares of common stock at $O.07 per share. The Company has accounted for the acquisition as a purchase and has allocated the purchase price over the assets acquired based on their respective fair market values. The excess of the purchase price over the fair value of the net assets acquired of approximately $126,000 has been recorded as goodwill (see Note 2).

                                Schedule 3.9(ii)

See attached management's interim financial statements, dated November 30, 1997.

                                                                SCHEDULE 3.9(ii)

                            B.I. Systems Corporation
                                  Balance Sheet
                            As of November 30, 1997

                                       ASSETS

Current Assets
   Cash                                                $113,440.76
   Accounts Receivable -Trade (Net)                     605,965.98
   Accounts Receivable - Other                            4,500.00
   Inventory                                            489,564.23
   Prepaid & Other Expenses                              41,372.66
                                                  ----------------
Total Current Assets                                                  $1,258,843.63

Long Term Assets:

  Property & Equipment                                 $500,410.65
    Less: Accumulated Depreciation                     (451,189.10)
                                                  -----------------
          Net property & Equipment                      $49,221.55
Capitalized S/W & Intangibles                           175,651.00
   Less: Accumulated Amortization                        (4,188.45)
                                                -------------------
          Net Capitalized Software                     $121,462.55
                                                -------------------

Total Long Term Assets                                                  $170,684.10
                                                                    ----------------
Total Assets                                                          $1,429,527.73
                                                                    ================


                                LIABILITIES & EQUITY

Current Liabilities:
   Accounts Payable - Trade                            $254,265.36

   Accounts Payable Other                               106,062.11
   Notes Payable                                        923,811.00
   Interest Payable                                         161.29
   Taxes Payable                                         74,629.67
   Deferred Revenue                                      36,328.74
                                                  -----------------
      Total Current Liabilities                                       $1,395,258.19

Shareholders's Equity
  Preferred Stock                                        $1,731.35
  Common Stock $.001 Par Value                              626.00
  Add'l Pd In Capital                                 2,270,296.65
  Retained Earnings                                  (1,776,401.42)
  Net Profit / (Loss)                                 (461,963.041
                                                 ------------------
     Total Equity                                                        $34,269.54
                                                                      --------------
     Total Liabilities & Equity                                       $1,429,527.73
                                                                      ==============

                            B.I. Systems Corporation

                                Income Statement
                                For All Locations
               For the period November 1, 1997 to November 30, 1997


                                        Current Period  Current Period   Current Period        YTD              YTD          YTD
                                            Actual          Budget          Variance          Actual           Budget      Variance
      Sales                              $170,590.48      $502,400.00     ($331,809.52)     $855,965.79    $1,337,500.00      481

      Cost of Sales                        78,061.25       176,735.00       (96,673.75)      243,563.76       418,031.00     (174
      Gross Margin                        $92,529.23      $325,665.00     ($233,135.77)     $612,402.03      $919,469.00     $207
      Direct Expenses:

        Administration                    $44,084.79       $62.375.00       ($18,290.21)    $164,038.92      $209,926.00     (545
        Finance & Accounting               19,748.06         7,132.00         12,616.06       53,256.70        42,528.00       10
        Software Development               26,732.28        32,231.00         (5,498.72)     110,624.13       140,974.00      (30
        Marketing                          41,376.36        38,221.00          3,156.36      174,589.13       221,503.00      (46
        Engineering                        25,430.72        27,400.00         (1,969.28)      98,161.01       116,936.00      (18
        North America                      61,487.49        66,066.00         (6,578.51)     197,618.07       227,502.00      (29
        Europe                              5,274.07              .00          5,274.07       64,343.20        58,897.00
        Rest of world                       7,057.69        15,877.00         (8,819.31)      35,616.23        49,503.00
        Japan                              36,205.18        34,900.00          1,305.18      128,876.18       135,200.00
                                      --------------- ---------------   --------------- ---------------  ---------------  -------

      Total Allocated Direct Expense     $267,396.64      $286,202.00       ($18,805.36)  $1,027,123.57    $1,202,969.00    ($l75,
                                      --------------- ---------------   --------------- ---------------  ---------------  -------
                                        ($174,867.41)      $39,463.00      ($214,330.41)   ($414,721.54)    ($283,500.00)  (3,132,
        Depreciation/Amortization         (13,428.11)       15,040.00        (28,468.11)      56,483.98        60,160.00       (3,
                                      --------------- ---------------   --------------- ---------------  ---------------  -------
      Total Depr. & Amort.               ($13,428.11)      $15,040.00       ($28,468.11)     $56,483.98       $60,160.00     ($3,
                                      --------------- ---------------   --------------- ---------------  ---------------  -------
      EBIT                              ($161,439.30)      $24,423.00      ($185,862.30)   ($471,205.52)    ($343,560.00)   $127,

      Other (Income) / Expense:
        Other (Income) / Expense           $3.854.36       ($1,300.00)        $5,154.36      ($9,222.48)      ($5,200.00)     ($4,
                                      --------------- ---------------   --------------- ---------------  ---------------  -------

      Net Other (Income) / Expense         $3,854.36       ($1,300.00)        $5,154.36      ($9,222.48)      ($5,200.00)     ($4,
                                      --------------- ---------------   --------------- ---------------  ---------------  -------
      Pretax Income                     ($165,293.66)      $25,723.0O      ($19l,016.66)   ($461,983.04)    ($338,460.00)   ($123,
                                      --------------- ---------------   --------------- ---------------  ---------------  -------
          Net Income                    ($165,293.66)      $25,723.00      ($191,016.66)   ($461,983.04)    ($338,460.00)   ($123,
                                      =============== ===============   =============== ===============  ===============  =======

                             B I SYSTEMS CORPORATION
                               CASH FLOW STATEMENT
                        FOR MONTH ENDED November 30, 1997

    Cash flows from operating activities:
                Net Income                                                                   (165,294)
                Adjustments to reconcile net income to net cash
                used in operating activities:
                            Depreciation and Amortization                       (20,111)
                            Increase in Accounts Receivable                      70,230
                            Decrease in Prepaid Expense                           1,423
                            Increase in Inventory                                18,922
                            Increase In Accounts Payable                         54,050
                            Increase In Deferred Revenue                         (4,562)
                            Decrease in Accrued Interest                            161
                            Increase in Deferred Tax Liability
                            Increase in Notes Payable                           100,000
                                       Total Adjustments                                      220,114
                                                                                           ----------
                                       Net Cash provided by operating activities               54,820
    Cash flows from investing activities:
                Capital Expenditures                                                  -
                Debt Converted to Equity                                              -
                Additional Paid in Capital/Stock Purchased                            0
                                                                                -------
                                       Net Cash provided by investing activities                    0
                                                                                           ----------
    Net increase/decrease in cash and cash equivalents                                         54,821
    Cash and cash equivalents at beginning of month                                           $58,621
    Cash and cash equivalents at end of month                                              ----------
                                                                                              113,442
                                                                                           ==========

                                SCHEDULE 3.11(ii)

     Per the License Agreement with Computational Biosciences, the Corporation has committed to issue 40,000 shares of common stock. This Agreement is referenced in Schedule 3.15 and has been previously supplied or will be supplied upon request.

     The Corporation signed on December 19, 1997 a definitive Agreement for the sale and purchase of the entire issued share capital of PBA Technology
Limited. This Agreement has been previously supplied or will be supplied upon request.

                                  SCHEDULE 3.12

                National Bank of Detroit ("NBD") Term Loan. The Company intends to fully pay-off the outstanding balance ($823,811) of the Term Loan upon completion of the Series C Preferred Stock offering. For a description of the terms of the Term Loan, see Note 4 of the Notes to Financial Statements which are part of the July 31, 1997 financial statements.

                                  SCHEDULE 3.15

List of Agreements (Unless previously provided, copies of these agreements are available upon request of the Secretary of the Corporation or its legal counsel.)

3.15          1994 Omnibus Equity Incentive Plan ("Stock Option Plan").
3.15(i)       401(k) Profit Sharing Plan and Trust.
3.15(ii)      Jeffrey S. Williams Employment Agreement. Terms finalized and agreement currently being drafted. Final employment agreement to be attached upon its completion.
3.15(iii)     Jeffrey Stiegman Employment Agreement.
3.15(iv)      Promissory notes issued to certain shareholders, who also serve as directors of the Corporation. These notes will be fully repaid in exchange for Series C Preferred Stock.
3.15(v)       Computational Biosciences Agreement.
3.15(vi)      List of distributors.
3.15(vii)     BioSpace Mesures Distribution Agreement.
3.15(viii)    List of Leased Corporate Facilities.
3.15(ix)      Bioseparations Agreement
3.15(x)       List of Non-Disclosure Agreements
3.15(xi)      Other leases: Dell computer leases; one for laptop and one for desktop PC; Telephone and UPS System lease.

ITEM:         COMMENT:
3.15(ix)      Bio Image to supply segmentation software under license agreement with BioSeparations Inc. This is an exclusive license, in the field of cell imaging, for the segmentation software required for cell location in an imaging system. B.I. Systems Corp. is to receive 1% royalty on revenue of the direct sales of
              BioSeparations Scanning and Analysis System. In addition, the
              Company received 15,000 shares of BioSeparations Series "B"
              Preferred Stock.
3.15(vii)     Biospace Mesures - B.I. Systems to distribute Biospace products in
              North America and Japan. B.I. Systems has exclusive distribution rights.

                                                                   SCHEDULE 3.15

                              LIST OF DISTRIBUTORS


ITEM:                COMMENT:

 3.15(vi)            Distributors of Bio Image Products:
                                     1. MWG
                                     2. Manufacturers Reps. In North America -
                                     Approx. 17 reps.
                                     3. Research Instruments
                                     Ptd., Ltd. - Singapore, Malaysia
                                     4. Feng Jih Biomedical & Instruments Co.
                                     Ltd. - Taiwan
                                     5. Cor Bio - Korea
                                     6. SATECH -  Middle East
                                     7. Bio Tech s.r.o. - Czech Republic
                                     8. Ikeda Rika K. K. - Japan
                                     Nihon Bio Image sells primarily through
                                     distributors in Japan. Approx. 30
                                     distributors.

                                    SCHEDULE 3.15(viii)


                             LEASED CORPORATE FACILITIES


                   Leased Facilities

1.) Main Corporate offices which house - Sales, Marketing, Software Development, Accounting and Administration.
                   Address:     525 Avis Drive, Suite 10
                                Ann Arbor, MI 48108

2.) Production and Engineering groups are located at a separate facility.
                   Address:     7300 W. Huron River Drive
                                Dexter, MI 48130

3.) The Company entered into a new property lease agreement on August 7, 1997. The Company will consolidate from its Avis Drive and W. Huron River Drive locations into this one single facility. The Company plans to move into this new space between December 18, 1997 and January 5, 1998.
                   Address:     4355 Varsity Drive, Suite E
                                Ann Arbor, MI 48108

4.) Office facility in Tokyo, Japan for only one sales manager and one marketing rep.

Note:   a.)        Copies of property leases for items 1, 2 & 3 have been
                   previously provided or are available upon request.
        b.)        Corporate sales reps located outside Michigan work out of
                   their homes.

                                                                 SCHEDULE 3.15.X

[BIO IMAGE LETTERHEAD]


                      LIST OF NON - DISCLOSURE AGREEMENTS




      1. Biotechnology Business Consultants, LLC.

      2. ESA, Inc.

      3. Gene Logic Inc.

      4. Kloehn Company Ltd.

      5. Mosaic Technologies

      6. PBA Technology

      7. The Regents of the University of Michigan

                                  SCHEDULE 3.16


   ITEM:          COMMENT:
   3.16           Have applied for "Early Disclosure" designation with the US patent office for the GeneTAC(TM) 2000.

                  Our Intellectual property includes:
                                 -   Proprietary software and image analysis
                                     algorithms. All software is copyrighted.
                                     The source code is updated monthly and
                                     stored offsite.
                                 -   "Bio Image" and logo design registered
                                     trademarks in USA and Japan.
                                 -   Common law trademarks include:
                                        Visage(TM), GelPrint(TM), GeneTAC(TM),
                                        Virtual 2-D(TM), Genomic Integrator(TM),
                                        Advanced Quantifier(TM), Intelligent
                                        Quantifier(TM), & Array Manager(TM)